Exhibit 99.1

Zevra Therapeutics Announces Organizational Changes

Celebration, Fla – Dec. 6, 2024 – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or the Company), a commercial-stage company focused on addressing unmet needs for the treatment of rare diseases, today announced organizational changes designed to accelerate its transformation into a leading rare disease therapeutics company.

The company announced that it is consolidating its development and scientific functions under Adrian Quartel, M.D., FFPM, Chief Medical Officer. Adrian will be responsible for clinical development, quality assurance, and regulatory and scientific affairs. As part of these changes, Christal M.M. Mickle, Chief Development Officer, and Sven Guenther, Ph.D., Chief Scientific Officer, are departing Zevra effective December 6, 2024, and December 23, 2024, respectively. The Company has also eliminated positions in chemistry, manufacturing and controls (“CMC”) and Clinical Development, consistent with the change in portfolio priorities.

“Transformation of our executive team is consistent with our strategic plan to focus on late-stage clinical and commercial opportunities, which we believe will better position Zevra for continued success,” said Neil F. McFarlane, Zevra’s President and Chief Executive Officer. “Both Christal and Sven were instrumental in the recent approval of MIPLYFFATM, and we appreciate their contributions through the many years of their service. These changes represent a significant step toward focusing our operations and strengthening them in a way that will help minimize costs. This new structure will allow us to allocate resources and personnel expediently. These changes strengthen our ability to serve patients. Our focus on rare disease remains steadfast, and we are committed to deploying our resources aligned with our 2025 Strategic Plan to achieve our vision by continuing to execute, focus, and innovate for people living with rare diseases.”

As previously disclosed in the November results call, the Company completed its thorough portfolio assessment and strategic plan for 2025. To further Zevra’s transformation towards becoming a leading rare disease company, Zevra has begun executing its five-year vision to create value for patients and shareholders by organizing our priorities on four key pillars: Commercial Excellence, Pipeline and Innovation, Talent and Culture, and Corporate Foundation. Now focused on late-stage clinical development and commercial opportunities, Zevra has discontinued its in-house drug discovery activities and will be closing its laboratory facilities in Iowa and Virginia. Future early research and development activities will be outsourced.

About Zevra Therapeutics, Inc.

Zevra Therapeutics, Inc. is a commercial-stage rare disease company combining science, data, and patient needs to create transformational therapies for diseases with limited or no treatment options. Our mission is to bring life-changing therapeutics to people living with rare diseases. With unique, data-driven development and commercialization strategies, the Company is overcoming complex drug development challenges to make new therapies available to the rare disease community.

For more information, please visit www.zevra.com or follow us on X (formerly Twitter) and LinkedIn.

Caution Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding upcoming events or Zevra’s participation at such events. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the "Risk Factors" section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2023, Zevra’s Quarterly Report for the quarter ended September 30, 2024, and Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

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Zevra Contact

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Russo Partners Contact

David Schull

+1 (858) 717-2310

david.schull@russopartnersllc.com